Exhibit 10.18

FIRST AMENDMENT TO MANAGEMENT AGREEMENT

This First Amendment to Management Agreement (this “Amendment”) is entered into effective as of September 30, 2013 (the “Effective Date”) by and between Ares Commercial Real Estate Corporation, a Maryland corporation (together with its subsidiaries, the “Company”) and Ares Commercial Real Estate Management LLC, a Delaware limited liability company (the “Manager”).

RECITALS

WHEREAS, the Company and the Manager entered into the Management Agreement (the “Management Agreement”) dated as of April 25, 2012; and

WHEREAS, the Company and the Manager desire to amend the Management Agreement in certain respects as more fully set forth below.

AGREEMENT

NOW, THEREFORE, for and consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Manager agree as follows:

1.              All capitalized terms not defined in this Amendment shall have the meanings assigned to them in the Management Agreement.

2.              Section 7 of the Management Agreement is hereby amended by adding the following subsection to the end of the Section:

(f)                                   Notwithstanding anything contained in this Agreement to the contrary, the Company and the Manager agree that with respect to Restricted Costs (as hereinafter defined), the Manager will not be entitled to seek reimbursement for Restricted Costs in excess of $1,000,000.00 per quarter for each of the quarterly periods ending on September 30, 2013, December 31, 2013, March 31, 2014 and June 30, 2014.  For purposes of this Section 7(f), the term “Restricted Costs” means the costs and expenses described in Sections 7(a)(xv) and 7(b) herein incurred in the ordinary course of the Company’s origination business and excludes any costs and expenses that are incurred in connection with transactions outside the Company’s ordinary course of business, including without limitation, transactions for the acquisition of a portfolio of investments or for the acquisition of another company or its assets and business.

3.              This Amendment and the rights and obligations of the parties under this Amendment shall be governed by shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

4.              Except as expressly modified by this Amendment, the Management Agreement shall continue to be and remain in full force and effect in accordance with its terms.  Any future reference to the Management Agreement shall be deemed to be a reference to the Management Agreement as modified by this Amendment.

5.              This Amendment may be executed by the parties to this Amendment on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the Effective Date.

COMPANY:

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ Timothy B. Smith
Name:	Timothy B. Smith
Title:	Vice President

MANAGER:

ARES COMMERCIAL REAL ESTATE MANAGEMENT LLC

By:	/s/ Michael D. Weiner
Name:	Michael D. Weiner
Title:	Authorized Signatory